Exhibit 23.1



                           HOLTZ RUBENSTEIN & CO., LLP



                          INDEPENDENT AUDITORS' CONSENT


As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated August 25, 1998 included in Mark Solution, Inc.'s Annual Report on Form 10-K including financial statements for the fiscal year ended June 30, 1998 and to all references to this accounting firm included in the Registration Statement.







Holtz Rubenstein & Co., LLP
Melville, New York
February 4, 1999


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